UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-1
Registration Statement Under the Securities Act of 1933

KODIAK INTERNATIONAL, INC.
(Exact Name of Registrant As Specified In Its Charter)

      Nevada                                                   Applied For
(State or other jurisdiction     (Primary Standard           (I.R.S. Employer
   of incorporation or        Industrial Classification       Identification
     organization)                Code Number)                   Number)

                                                     Henry Bush
  Pembroke House                                   19 Dundrum Gate
    Upper Pembroke Street                             Dublin 16
  Dublin 2, Republic of Ireland                  Republic of Ireland
  Telephone  353 (0) 1 234 24 28         Telephone  353 (0) 1 234 24 28
 (Address, and telephone number             (Name, address and telephone number
 of principal executive offices)                    of agent for service)

Copies to:
Ms. Jody Walker ESQ.
7841 South Garfield Way
Centennial, CO 80122
Phone 303-850-7637 Fax 303-482-2731

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [x]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerate filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer [  ]             Accelerated filer   [  ]
Non-accelerated filer  [  ]              Smaller reporting company [x]

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF   AMOUNT     PROPOSED        PROPOSED      AMOUNT OF
SECURITIES TO BE         TO BE      MAXIMUM         MAXIMUM      REGISTRATION
REGISTERED             REGISTERED OFFERING PRICE   AGGREGATE        FEE
                                    PER SHARE      OFFER PRICE
Common Stock           4,300,000    $ .10      $  430,000       $ 16.90
Common Stock           4,600,000    $ .10      $  460,000         18.08
                       ---------               ----------       -------
Total                  8,900,000               $  890,000       $ 34.98

(1) Represents common stock being registered on behalf of Selling
Security Holders.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a), (c) and (g) under the Securities Act of 1933, as amended.

The Registrant amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

Preliminary Prospectus Dated November 4, 2008.  SUBJECT TO COMPLETION

$430,000

Up to 4,300,000 common shares at $.10 per common share and 4,600,000 common shares on behalf of selling security holders

Kodiak International, Inc.

We are registering 4,300,000 common shares for the aggregate offering price of $430,000 and 4,600,000 common shares on behalf of selling security holders. We will not receive any cash or other proceeds in connection with the subsequent sale by the selling security holders.

The primary offering will commence on the effective date of this prospectus and will terminate on or before December 31, 2009. In our sole discretion, we may terminate the primary offering before all of the common shares are sold. The secondary offering by selling shareholders shall commence upon termination of the primary offering.

Our common stock is currently not listed on the NASD Over-The-Counter Bulletin Board.

We will sell the common shares ourselves and do not plan to use underwriters or pay any commissions. We will be selling our common shares using our best efforts. No one has agreed to buy any of our common shares. There is no minimum amount of common shares we must sell so no money raised from the sale of such common shares will go into escrow, trust or another similar arrangement.

The 4,600,000 common shares included in this prospectus may be offered
and sold directly by the selling security holders.    The selling
security holders must sell at a fixed price of $.10 until our shares
are quoted on the OTC Bulletin Board.   Thereafter, the selling
security holders may sell at prevailing prices or privately negotiated prices. We will not control or determine the price at which a selling security holder decides to sell its shares. Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under applicable state law or that an exemption from registration is available.

Consider carefully the risk factors beginning on page 6 in this prospectus.

Neither the SEC nor any state securities commission has approved these common shares or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Proceeds of the Offering
                                     Per Common Share      Total
Offering Price                            $.10           $430,000
Proceeds to Kodiak, before expenses       $.10           $430,000

TABLE OF CONTENTS

Prospectus Summary                                                 6
Risk Factors                                                       7
Forward Looking Statements                                        15
Selling Security Holders                                          16
Use of Proceeds                                                   17
Plan of Distribution                                              18
Business Operations                                               21
Dilution                                                          26
Dividend Policy                                                   26
Determination of Offering Price                                   27
Management's Discussion and Analysis of Financial
  Condition and Results of Operations                             27
Directors, Executive Officers Control Persons                     31
Security Ownership of Certain Beneficial Owners
  and Management                                                  33
Certain Relationships and Related Transactions                    33
Description of Capital Stock                                      33
Shares Eligible for Future Sale                                   34
Disclosure of Commission Position on Indemnification              35
  for Securities Act liabilities
Market for Common Stock and Related Stockholder
  Matters                                                         35
Experts                                                           36
Legal Proceedings                                                 36
Legal Matters                                                     36
Where You Can Find More Information                               36
Financial Statements                                              37

PROSPECTUS SUMMARY

To understand this offering fully, you should read the entire prospectus carefully, including the risk factors beginning on page 6 and the financial statements.

General
-------                 Kodiak was incorporated in the State of Nevada
on February 2, 2004. Our principal executive offices are located at Pembroke House, Upper
Pembroke Street, Dublin 2, Republic of Ireland
Telephone  353 (0) 1 234 24 28.

Operations
----------              Kodiak is a mineral exploration company.
Kodiak owns an undivided interest in a lode main claim consisting of 20.66 acres in the Sunset (Lyon) Mining District in the extreme southern portion of the state of Nevada. The claim covers former exploratory workings on a gold/silver showing. Kodiak intends to pursue an exploration program to continue the exploration and development of the claim with a view to establish sufficient mineral-bearing reserves.

Henry Bush, our sole officer and director has no experience in the mineral exploration industry. He became engaged in the proposed mineral exploration business based on his pastime interest of research in geology and mineral exploration.

We have an accumulated deficit of $(46,119) as of September 30, 2008. In their opinion on our financial statements as of and for the year ended December 31, 2007, our auditors have indicated that there is substantial doubt about our ability to continue as a going concern.

Common stock
 outstanding
------------            6,600,000

Common shares being
 sold in this offering
----------------------  4,300,000

Common shares being
  registered on
  behalf of selling
  security holders      4,600,000

Offering Period
---------------         The primary offering will commence on the
effective date of this prospectus and will terminate on or before December 31, 2009. In our sole discretion, we may terminate the primary offering before all of the common shares are sold. The secondary offering by selling shareholders shall commence upon termination of the primary offering.

Sales by Selling
Security Holders
----------------        The selling security holders must sell at a
fixed price of $.10 until our shares are quoted on the OTC Bulletin Board. Thereafter, the selling security holders may sell at prevailing prices or privately negotiated prices.

We are registering common shares on behalf of the selling security holders in this prospectus. We will not receive any cash or other proceeds in connection with the subsequent sales. We are not selling any common shares on behalf of selling security holders and have no control or affect on the selling security holders.

Market for our
 common stock
--------------          Our common stock is not listed on the NASD
Over-The-Counter Bulletin Board. We can provide no assurance that there will be an active market for our common stock.

Common Stock Control
--------------------    Henry Webb, the sole officer and director, and
our founders currently own and will continue to own sufficient common shares to control the operations of Kodiak.


RISK FACTORS

Kodiak's business is subject to numerous risk factors. The following is a discussion of all of the material risks relating to the offering and our business.

1. We have not yet commenced operations and future financial results are uncertain. You may lose your entire investment.

We have not yet commenced operations and future financial results are uncertain. We cannot assure you that Kodiak can operate in a profitable manner. We have an accumulated deficit of $(46,119) as of September 30, 2008. Further, we do not expect positive cash flow from operations in the near term. Prior to the commencement of material operations, we anticipate that we will incur increased operating expenses without realizing any material revenues. We therefore expect to incur significant losses into the foreseeable future. Continuing losses may exhaust our limited capital resources and force us to discontinue operations. Even if we obtain financing and/or future revenues sufficient to commence and expand operations, increased production or marketing expenses would adversely affect liquidity of Kodiak. We may never become profitable.

2. There is no minimum offering amount or a formal escrow account. If we do not raise sufficient funds to reach profitable operations, you may lose your entire investment.

There is no minimum offering amount. All of the proceeds will be deposited directly into our operating account. We have not set up an escrow account, trust account or made other similar arrangements. As a result, we cannot assure you we can raise sufficient funds to reach profitable operations. You may lose your entire investment.

3. The initial prices of $.10 may have little or no relationship to the market price.

The offering price of the common shares has been arbitrarily determined without regard to the book value or market value of the common shares. The initial prices may have little no relationship to the market price.

4. Kodiak has never paid dividends and has no plans to pay dividends at any time in the near or distant future.

Kodiak has never paid dividends on its capital stock, and Kodiak does not anticipate paying any dividends for the foreseeable or distant future. Our present business plan does not include, for the foreseeable future and beyond, any payments of dividends to stockholders. Stockholders' sole strategy for any return on their investments will be the potential for the increase in the value of their stock and the possibility of liquidating their stock positions.

5. The potential investors in this offering will suffer a substantial dilution in their stock value, which the present investors will see a significant gain in their stock value.

Our sole officer and director and initial shareholders acquired their controlling interest in us at an average (weighted) cost per share substantially less than the public offering price of $.10 per common share. If the maximum is sold, they will own 4,000,000 or 40.40% of our issued and outstanding common shares for which they will have paid $4,000 or $.001 per common share in cash. This compares with 2,600,000 common shares held by the remaining shareholders, for which they paid an aggregate consideration of $82,000, or an average of $0.03 per common share. These 6,600,000 common shares will constitute 66.67% of the issued and outstanding common shares following this offering if the maximum offering amount is sold. As a result, the financial risk of our proposed activities will be borne primarily by the public investors, who, upon completion of this offering, will have contributed the significantly greater portion of our capital.

6. Future stock issuances could dilute both existing and even future shareholders.

It is not now known what stock issuances we might find advisable or otherwise be required to undertake in the future in order to obtain profitable operations, stock issuances which, if they occurred, would substantially dilute existing shareholders. Further, such sales or issuances, if substantial, might also adversely affect our ability to raise additional equity capital in the future.

7. Shares eligible for public sale in the future could decrease the price of our common shares and reduce our future ability to raise capital.

Sales of substantial amounts of our common stock in the public market could decrease the prevailing market price of our common stock. If this is the case, investors in our common shares may be forced to sell such shares at prices below the price they paid for their shares. In addition, a decreased market price may result in potential future investors losing confidence in us and failing to provide needed funding. This will have a negative effect on our ability to raise equity capital in the future.

8. We do not have an active market in our securities. If our common stock has no active trading market, you may not be able to sell your common shares at all.

Currently there is no public market whatsoever for our securities. We will obtain a market maker to file an application with the NASD on our behalf so as to be able to quote the common shares on the OTC Bulletin Board maintained by the NASD commencing upon the effectiveness of our registration statement of which this prospectus is a part. There can be no assurance as to whether such market maker's application will be accepted by the NASD. If the application is accepted, there can be no assurances as to whether any market for our common shares will develop or the prices at which our common stock will trade. We are not permitted to file such application on our own behalf. If the application is accepted, we cannot predict the extent to which investor interest in us will lead to the development of an active, liquid trading market.

Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for the common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for our common shares, developments affecting our business, including the factors referred to elsewhere in these Risk Factors, investor perception of Kodiak and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for our common shares. Consequently, you may not be able to liquidate your investment in the event of an emergency or for any other reason.

9. Our stock will be a "penny stock" under the federal securities regulation. The special rules applicable to the sale of penny stocks may make our stock less liquid and harder for investors to buy and sell our shares.

Under the rules of the Securities and Exchange Commission, Kodiak's common stock will come within the definition of a "penny stock" because the price of Kodiak's common stock is below $5.00 per share. As a result, Kodiak common stock will be subject to the "penny stock" rules and regulations. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stock. These regulations require broker-dealers to:
   - Make a suitability determination prior to selling penny stock to the purchaser,
   -   Receive the purchaser's written consent to the transaction; and
   -   Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker/dealers to sell our common stock, and may affect the ability to resell Kodiak common stock. An investment in our securities is not likely to be very liquid, and because of the additional requirements, many brokers do not participate in penny stock transactions. As a result, you may have a harder time buying or selling our shares.

10. Our principal stockholders will retain approximately 40.40% of our outstanding stock. This stockholder control could prevent or frustrate attempts to effect any transaction that is in the best interests of our minority stockholders.

Upon the completion of maximum offering, our sole officer and director and initial shareholders will retain approximately 40.40% of our
outstanding stock.   This stockholder control could prevent or
frustrate attempts to effect any transaction that is in the best interests of our minority stockholders. For instance, they may be able to control the outcome of all stockholder votes, including votes concerning director elections, charter and by-law amendments and possible mergers, corporate control contests and other significant corporate transactions. There are no voting agreements among the principal shareholders with respect to voting their shares of common stock.

11. Current management's lack of experience in and/or with mining and, in particular, mineral exploration activity, means that it is difficult to assess, or make judgments about, our potential success.

Our sole officer and director has never been employed in any fashion in the mining industry. Also, he does not have an education or college or university degree in mining or geology or in a field related to mining. More specifically, Mr. Bush lacks technical training and experience with exploring for, starting, and/or operating a mine.

With no direct training or experience in these areas, Mr. Bush may not be fully aware of many of the specific requirements related to mineral exploration, let alone the overall mining industry as a whole. For example, his decisions and choices may fail to take into account standard engineering and other managerial approaches mineral exploration companies commonly use.

Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to Mr. Bush's future possible mistakes, lack of sophistication, judgment or experience in this particular industry. As a result, if we do obtain the funding or other means to implement a bona fide mineral exploration program, such program will be implemented and carried out by joint venturers, partners or independent contractors who would have the requisite mineral exploration experience and know-how that we currently lack.

12. It is uncertain whether our mining claim will contain "reserves"; therefore, it is possible that the funds spent by Kodiak on its exploration activities will be lost.

Our mining claim is in the exploration stage and does not contain any "reserves", as that term is defined in Guide 7 adopted by the SEC. The term "reserves" is defined in Guide 7 as "that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination."

Mineral exploration involves significant risk and few properties that are explored are ultimately developed into producing mines. The probability of an individual prospect ever having reserves that meet the requirements of Guide 7 is extremely remote. The Company's property interests, in all probability, may not contain any reserves and any funds spent on exploration of the Company's property interests may be lost. If any of the Company's exploration programs are successful, the Company will require additional funds to advance the property beyond the exploration stage. Substantial expenditures are required to establish reserves through drilling, to develop metallurgical processes to extract the metal from the ore and, in the case of new properties, to develop the mining and processing facilities and infrastructure at any site chosen for mining. If the Company is unable to secure additional funding, the Company may lose its interest in one or more of its mineral claims and/or may be required to cease all activities.

13. Exploration for minerals on our mining lode claim is subject to significant risks which could increase the costs of exploration and could cause Kodiak to delay or abandon our operations.

Our exploration project is without known commercial ore bodies. Continued exploration of our mining lode claim depends on satisfactory exploration results. Mineral exploration involves a high degree of risk and few properties which are explored are ultimately developed into producing mines. The long-term profitability of our operations will be, in part, directly related to the cost and success of our exploration program, which may be affected by a number of factors beyond our control.

Mineral exploration involves many risks, which even a combination of experience, knowledge and careful evaluation may not be able to overcome. Operations in which Kodiak has a direct or indirect interest will be subject to all the hazards and risks normally incidental to exploration for gold, silver and other metals including but not limited to nickel and copper, any of which could result in work stoppages, damage to property, and possible environmental damage.

Kodiak will continue to rely upon consultants and others for exploration and, if required, development expertise. If our exploration property interest merits development, substantial expenditures will be required to establish ore reserves through drilling, to develop metallurgical processes to extract the metal from the ore and, in the case of new properties, to develop the mining and processing facilities and infrastructure at any site chosen for mining. We may not discover minerals in sufficient quantities to justify commercial operations and Kodiak may not be able to obtain the funds required for development on a timely basis. The economics of developing gold, silver, nickel, copper and other mineral properties is affected by many factors including the cost of operations, variations in the grade of ore mined, fluctuations in metal markets, costs of processing equipment and such other factors as government regulations, including regulations relating to royalties, allowable production, importing and exporting of minerals and environmental protection.

14. Exploration activities are subject to many risks, including economic risks, which may cause Kodiak's activities to be uneconomic and Kodiak may not have sufficient experience to adequately conduct our proposed activities.

Exploration and development risks for the business of exploring for minerals and mining are high. Few properties that are explored are ultimately developed into producing mines. Major expenses may be required to advance a property beyond the exploration stage, to develop metallurgical processes and to construct mining and processing facilities at a particular site. It is impossible to ensure that exploration programs planned by Kodiak will result in profitable activities.

Unusual or unexpected formations, formation pressures, fires, power outages, labor disruptions, flooding, explosions, cave-ins, land slides and the inability to obtain suitable or adequate machinery, equipment or labor are other risks involved in mining activities and the conduct of exploration programs and the advancement of a property beyond the exploration stage. Kodiak has no experience in the conducting development programs and advancing properties beyond the exploration stage. Kodiak has relied and may continue to rely upon consultants for expertise. The economics of developing mineral properties are affected by many factors including the cost of operations, variations of the grade of ore mined and fluctuations in the price of minerals produced. Depending on the price of minerals produced, Kodiak may determine that it is impractical to commence or continue commercial production. Although precautions to minimize risk will be taken, processing operations are subject to hazards such as equipment failure or failure of retaining dams around tailings disposal areas, which may result in environmental pollution and consequent liability. There are no assurances that our exploration activities will result in development or mining operations.

15. Our activities are subject to governmental regulations which may subject Kodiak to penalties for failure to comply, may limit our ability to conduct exploration activities and could cause us to delay or abandon our project.

Various regulatory requirements affect the current and future activities of Kodiak, including exploration activities on our lode claim. Exploration activities require permits from various federal, state and local governmental authorities and are subject to laws and regulations governing, among other things, prospecting, exports, taxes, labor standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety, and others which currently or in the future may have a substantial adverse impact on Kodiak. Exploration activities are also subject to substantial regulation under these laws by governmental agencies and may require that Kodiak obtain permits from various governmental agencies.

Licensing and permitting requirements are subject to changes in laws and regulations and in various operating circumstances. There can be no assurance that Kodiak will be able to obtain or maintain all necessary licenses and/or permits it may require for its activities or that such permits will be will be obtainable on reasonable terms or on a timely basis or that such laws and regulations will not have an adverse effect on any project which we might undertake. If Kodiak is unable to obtain the necessary licenses or permits for our exploration activities, we might have to change or abandon our planned exploration for such non-permitted properties and/or to seek other joint venture arrangements. In such event, Kodiak might be forced to sell or abandon its property interests.

Failure to comply with applicable laws, regulations, and permitting requirements may result in enforcement actions, including orders issued by regulatory or judicial authorities causing exploration activities to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions. Parties engaged in mining activities may be required to compensate those suffering loss or damage by reason of the mining activities and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations and, in particular, environmental laws.

Any change in or amendments to current laws, regulations and permits governing activities of mineral exploration companies, or more stringent implementation thereof, could require increases in exploration expenditures, or require delays in exploration or abandonment of new mineral properties. The cost of compliance with changes in governmental regulations has a potential to increase Kodiak's expenses.

16. Because Kodiak is subject to compliance with environmental regulation, the cost of our exploration program may increase.

Our operations may be subject to environmental regulations promulgated by government agencies from time to time. Environmental legislation provides for restrictions and prohibitions on spills, releases or emissions of various substances produced in association with certain exploration and mining industry operations, such as seepage from tailings disposal areas, which would result in environmental pollution. A breach of such legislation may result in the imposition of fines and penalties. In addition, certain types of operations require the submission and approval of environmental impact assessments. Environmental legislation is evolving in a manner which means stricter standards, and enforcement, fines and penalties for non-compliance are more stringent. Environmental assessments of proposed projects carry a heightened degree of responsibility for companies and directors, officers and employees. The cost of compliance with changes in governmental regulations has a potential to reduce the profitability of operations.

17. The economics of mineral exploration activities are subject to various factors which could cause such activities to be uneconomic.

Mineral exploration activities, and if warranted production and production costs, and the economics of mineral products are affected by such factors as environmental permitting regulations and requirements, weather, unforeseen technical difficulties, unusual or unexpected geological formations and work interruptions. In addition, the grade of any ore ultimately mined may differ from that indicated by drilling results. Short-term factors relating to ore reserves, such as the need for orderly development of ore bodies or the processing of new or different grades may also have an adverse effect on mining activities and on financial results. There can be no assurance that small-scale laboratory tests, which recovers any metals or minerals can be duplicated in large-scale tests under on-site conditions or in production-scale operations.

18. The prices of metals fluctuate in the market and such fluctuations could cause certain activities to become uneconomic.

Metal prices may be unstable. The mining industry in general is intensely competitive and there is no assurance that, even if commercial quantities of a mineral resource are discovered, a profitable market will exist for the sale of it. Factors beyond the control of Kodiak may affect the marketability of any substances discovered. The price of various metals has experienced significant movements over short periods of time, and is affected by numerous factors beyond the control of Kodiak, including international economic and political trends, expectations of inflation, currency exchange fluctuations, interest rates and global or regional consumption patterns, speculative activities and increased production due to improved mining and production methods. The supply of and demand for metals are affected by various factors, including political events, economic conditions and production costs in major producing regions. There can be no assurance that the price of any metal will be such that Kodiak's properties can be mined at a profit.

19. Kodiak may incur liability for certain risks against which Kodiak does not have insurance, which could reduce or eliminate any future profitability and negatively impact the price of Kodiak's shares.

In the course of exploration of mineral concessions, certain risks, and in particular, unexpected or unusual geological operating conditions including rock bursts, cave-ins, fires, flooding and earthquakes may occur. It is not always possible to fully insure against such risks and Kodiak may decide not to take out insurance against such risks as a result of high premiums or other reasons. Should such liabilities arise, they could reduce or eliminate any future profitability and result in increasing costs and a decline in the value of the securities of Kodiak. Kodiak does not have any insurance coverage on its mineral concessions.


FORWARD LOOKING STATEMENTS

The statements contained in this prospectus that are not historical fact are forward-looking statements which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. We have made the forward-looking statements with management's best estimates prepared in good faith.

Because of the number and range of the assumptions underlying our projections and forward-looking statements, many of which are subject to significant uncertainties and contingencies that are beyond our reasonable control, some of the assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of this prospectus.

These forward-looking statements are based on current expectations, and we will not update this information other than required by law. Therefore, the actual experience of Kodiak, and results achieved during the period covered by any particular projections and other forward-looking statements should not be regarded as a representation by Kodiak, or any other person, that we will realize these estimates and projections, and actual results may vary materially. We cannot assure you that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.

SELLING SECURITY HOLDERS

Kodiak shall register pursuant to this prospectus 4,600,000 common shares currently outstanding for the account of the following selling security holders. The percentage owned prior to and after the offering reflects all of the then outstanding common shares.

The amount and percentage owned after the offering assumes the sale of all of the common shares being registered on behalf of the selling security holder.

Name                      Amount   Total Number  % Owned      Number of     % Owned
                          Being       Owned      Prior to    Shares Owned    After
                       Registered   Currently    offering   After offering  offering
Andrew Brown             200,000      200,000      3.03%         0              0%
Frank McGrory            200,000      200,000      3.03%         0              0%
Laura Bailey             200,000      200,000      3.03%         0              0%
Derek Russel             200,000      200,000      3.03%         0              0%
Gemma Nicholson          200,000      200,000      3.03%         0              0%
Michael Heptonstall      200,000      200,000      3.03%         0              0%
Steve Riley              200,000      200,000      3.03%         0              0%
Jane Sowden              200,000      200,000      3.03%         0              0%
Steve Gill               200,000      200,000      3.03%         0              0%
Georgina Gould           200,000      200,000      3.03%         0              0%
David Munkenbeck          50,000       50,000       .76%         0              0%
Nick Ringrow              50,000       50,000       .76%         0              0%
Tom Cowgill               50,000       50,000       .76%         0              0%
Mark Liversedge           50,000       50,000       .76%         0              0%
Simon Wallis              50,000       50,000       .76%         0              0%
Robert James Rendle       50,000       50,000       .76%         0              0%
Oliver Metcalf            50,000       50,000       .76%         0              0%
Andrew Pike               50,000       50,000       .76%         0              0%
Joe Limb                  50,000       50,000       .76%         0              0%
Harry Turner              50,000       50,000       .76%         0              0%
Sophie Bolton             60,000       60,000       .91%         0              0%
Amanda Croskell           60,000       60,000       .91%         0              0%
Peter Rooke               60,000       60,000       .91%         0              0%
Nicola Barthorpe          60,000       60,000       .91%         0              0%
Richard Stevenson         60,000       60,000       .91%         0              0%
Alex Hallam               60,000       60,000       .91%         0              0%
Anthony Michael Carse     60,000       60,000       .91%         0              0%
Andrew Morse              60,000       60,000       .91%         0              0%
Oliver Edwards            60,000       60,000       .91%         0              0%
Katie Sayles              60,000       60,000       .91%         0              0%
D.B. Thomas              250,000      250,000      3.79%         0              0%
Ellen Bartley            250,000      250,000      3.79%         0              0%
Simon Cope               250,000      250,000      3.79%         0              0%
Adam Drinkwater          250,000      250,000      3.79%         0              0%
Samantha Webster         250,000      250,000      3.79%         0              0%
Scott Melvin             250,000      250,000      3.79%         0              0%

USE OF PROCEEDS

Any proceeds received from the sale of our common shares will be deposited directly into the operating account of Kodiak. We will be attempting to raise up to $430,000, minus expenses of $34,029, from the sale of our common shares. These proceeds will be used as follows:

Gross Proceeds              $430,000                 $330,000
Expenses                      34,029                   34,029
                          ----------                 --------
Net Proceeds                $395,971                 $295,971
Mapping and sampling over
  known zone                $  7,500                 $  7,500
Soil Sampling                  5,000                    5,000
VLF-EM survey                 10,000                   10,000
Trenching                     50,000                   50,000
Report Preparation/Data
  Management                  10,000                   10,000
Rotary Drilling
  and Sampling               150,000                  150,000
Working Capital              163,471                   63,471
                            --------                 --------
Net Proceeds                $395,971                 $295,971

Gross Proceeds              $230,000                 $130,000
Expenses                      34,029                   34,029
                          ----------                 --------
Net Proceeds                $195,971                 $ 95,971
Mapping and sampling over
  known zone                $  7,500                 $  7,500
Soil Sampling                  5,000                    5,000
VLF-EM survey                 10,000                   10,000
Trenching                     50,000                   50,000
Report Preparation/Data
  Management                  10,000                   10,000
Rotary Drilling
  and Sampling               100,000                        0
Working Capital               13,471                   13,471
                            --------                 --------
Net Proceeds                $195,971                 $ 95,971

In the event we are not successful in selling all of the securities to raise at least $130,000, we would give priority to allocating capital to the complete everything necessary to be ready to begin rotary drilling and sampling, estimated at $150,000. We would need to fund an additional $50,000 in a yet to be determined manner if we only raised $230,000 in the offering to complete the rotary drilling and sampling. Any remaining capital would be used to fund our working capital needs. If we are unable to raise the funds needed, Mr. Bush, our sole officer and director has agreed to provide the necessary funds to complete the rotary drilling and samplying.

PLAN OF DISTRIBUTION

This prospectus relates to the sale of 4,300,000 common shares and 4,600,000 common shares being registered on behalf of selling security holders.

There is currently no market for our shares. We cannot give any assurance that the common shares offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed.

We will sell the common shares ourselves and do not plan to use underwriters. We will be selling our shares using our best efforts and no one has agreed to buy any of our shares. Selected broker-dealers may sell our common shares and will receive standard industry commissions.

There is no minimum amount of shares we must sell so none of the money raised from the sale of our common shares will go into escrow, trust or another similar arrangement.

The common shares are being offered by Henry Bush, sole officer and director of Kodiak. Mr. Bush will be relying on the safe harbor in Rule 3a4-1 of the Securities Exchange Act of 1934 to sell the common shares. No sales commission will be paid for common shares sold by Mr. Bush. Mr. Bush is not subject to a statutory disqualification and is not an associated person of a broker or dealer.

Additionally, Mr. Bush primarily performs substantial duties on behalf of Kodiak otherwise than in connection with transactions in securities. Mr. Bush was not a broker or dealer or an associated person of a broker or dealer within the preceding 12 months and they have not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or
(a)4(iii) of Rule 3a4-1 of the Securities Exchange Act of 1934.

The primary offering shall terminate on or before December 31, 2009. In our sole discretion, we may terminate the primary offering before all of the common shares are sold. The secondary offering by selling shareholders shall commence upon termination of the primary offering.

Our common shares are not traded on the NASD over-the-counter bulletin board or on the "pink sheets". After completion of the primary offering, the selling security holders may sell their common shares in one or more transactions. These may include "block" transactions in the over-the-counter market, in negotiated transactions or in a combination of such methods of sales. The selling security holders must sell at a fixed price of $.50 until our shares are quoted on the OTC Bulletin Board. Thereafter, the selling security holders may sell at prevailing prices or privately negotiated prices.

Upon completion of the primary offering, we intend to engage a market-maker to apply for our securities to be quoted on the OTC Bulletin Board. The process may take several months and we have not yet engaged a market-maker to apply for quotation on the OTC Bulletin Board on our behalf. A quotation on the OTC Bulletin Board may have a positive affect on the liquidity of our common shares.

The selling security holders may effect such transactions by selling the common shares directly to purchasers, or may sell to or through agents, dealers or underwriters designated from time to time, and such agents, dealers or underwriters may receive compensation in the form of discounts, concessions or commissions from the selling security holder and/or the purchaser(s) of the common shares for whom they may act as agent.

The selling security holders may sell their shares in privately negotiated transactions by means of Rule 144 or other available exemption. Under Rule 144, a person who has held restricted securities for a period of one year may sell every three months in a brokerage transaction, or with a market maker, an amount equal to the greater of 1% of our outstanding shares or the average weekly trading volume, if any, of the shares during the four calendar weeks preceding the sale.

Sales under Rule 144 are also subject to notice and manner of sale requirements and to the availability of current public information and must be made in unsolicited brokers' transactions or to a market maker. A person who is not an affiliate of Kodiak under the Securities Act during the three months preceding a sale and who has beneficially owned such shares for at least two years is entitled to sell the shares under Rule 144 without regard to the volume, notice, information and manner of sale provisions.

The selling security holder and any agents, dealers or underwriters that act in connection with the sale of the common shares might be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act, and any discount or commission received by them and any profit on the resale of the common shares might be deemed to be underwriting discounts or commissions under the Securities Act.

If the selling shareholders engage in short selling activities, they must comply with the prospectus delivery requirements of Section
5(b)(2) of the Securities Act.

Pursuant to Regulation M of the Securities Act, the selling stockholders will not, directly or indirectly, bid for, purchase, or attempt to induce any person to bid for or purchase their common shares during the offering except for offers to sell or the solicitation of offers to buy and unsolicited purchases that are not effected from or through a broker or dealer, on a securities exchange or through an inter-dealer quotation system or electronic communications network. We will not receive any proceeds from the resale of common stock by the selling stockholders for shares currently outstanding.

Kodiak is not aware of any current or future plans, proposals, arrangements or understandings by any selling security holders to distribute their registered shares of common stock of Kodiak to their respective outstanding shareholders or partners.

Kodiak is not aware of any plans, arrangements or understandings by any selling security holders to sell their registered shares of common stock to any particular individual(s) or to use such registered shares to satisfy contractual obligations.

Kodiak will receive no portion of the proceeds from the sale of the common shares by the selling security holder and will bear all of the costs relating to the registration of this offering, other than any fees and expenses of counsel for the selling security holder. Any commissions, discounts or other fees payable to a broker, dealer, underwriter, agent or market maker in connection with the sale of any of the common shares will be borne by the selling security holder.

We will sell the common shares ourselves and do not plan to use underwriters or pay any commissions. We will be selling our common shares using our best efforts and no one has agreed to buy any of our common shares. This prospectus permits our sole officer and director to sell the common shares directly to the public, with no commission or other remuneration payable to them for any common shares he may sell.

There is no plan or arrangement to enter into any contracts or agreements to sell the common shares with a broker or dealer. Henry Bush will sell the common shares and intends to offer them to friends, family members and business acquaintances. There is no minimum amount of common shares we must sell so no money raised from the sale of our common shares will go into escrow, trust or another similar arrangement.

These are no finders.

Under the rules of the Securities and Exchange Commission, our common stock will come within the definition of a "penny stock" because the price of our common stock on the OTC Bulletin Board is below $5.00 per share. As a result, our common stock will be subject to the "penny stock" rules and regulations. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stock. These regulations require broker-dealers to:

   - Make a suitability determination prior to selling penny stock to the purchaser;
   -   Receive the purchaser's written consent to the transaction; and
   -   Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker/dealers to sell our common stock, and may affect the ability to resell our common stock.

BUSINESS OPERATIONS

Kodiak was incorporated in the State of Nevada on February 2, 2004. Kodiak is a mineral exploration company. Kodiak acquired a 100% undivided interest in a mineral claim known as the Kodiak Lode Claim comprised of one located claim of 20.66 acres in the Sunset (Lyon) Mining District in the extreme southern portion of the state of Nevada. The claim covers former exploratory workings on a gold/silver showing. Kodiak intends to pursue an exploration program to continue the exploration and development of the claim with a view to establish sufficient miner-bearing reserves.

We have not earned any revenues to date. We do not anticipate earning revenues until such time as we enter into commercial production of our mineral property. We are presently in the exploration stage of our business and we can provide no assurance that a commercially viable mineral deposit exists on our mineral claim or that we will discover commercially exploitable levels of mineral resources on our property, or if such deposits are discovered, that we will enter into further substantial exploration programs. Further exploration is required before a final evaluation as to the economic and legal feasibility is required to determine whether our mineral claim possesses commercially exploitable mineral deposits.

Property Description, Location and Access
------------------------------------------
The Kodiak Lode claim was recorded with the Clark County, Nevada Recorder on June 19, 2008. The Section Location and Map are recorded in Book 20080619, instruments 215 and 216. The claim was then filed with the US Bureau of Land Management on August 25, 2008. The claim has been assigned the Serial Number NMC 996444.

The Kodiak Lode mining claim is located at the common corner of townships 27 and 28S and ranges 59 and 60 east. This includes portions of:
  Section 36, T27S - R59E
  Section 31, T27S-R60E
  Section 1, T28S-R59E
  Section 6, T28S-R60E

The claim is located within the southwestern most portion of the Sunset
(Lyon) Mining District of Clark County, Nevada. This is within the Mesquite Lake 1 degree x 2 degree quadrangle map and the Desert 7 1/2 minute quadrangle.

Access from Las Vegas, Nevada to the Kodiak Lode claim is southward via Interstate I-15 for about 30 miles to Jean, then another 10 miles to the Primm/Stateline Casino complex. Then travel south into California past a gold complex to the Desert railroad siding. From this point, it is a few miles easterly on unimproved roads to the property.

In accordance with USA mining regulations, the Kodiak Lode mining claim is in good standing until September 1, 2009. Thereafter, a maintenance fee of $125 must be paid annually by September 1st and a "Notice of Intent to Hold" document should be filed annually with the Clark County Recorder.

Physiography, Climate, Vegetation and Water
-------------------------------------------
The Kodiak Lode mining claim is located at the southwest end of the Lucy Gray Mountain Range, a north-south trending range of mountains in an area of relatively low topographic relief. Elevations range from about 950 to 1000 above sea level.

The area is of typically desert climate with high temperatures and very low precipitation. Vegetation consists of sparse desert shrubs and cactus. There is no surface water, but water would be available from valley wells.

History
-------
The history of the Sunset Mining District began in 1897 with prospecting and small mining operations, but the Lucy Gray Mine, the chief producing property in the District did not begin operations until 1905. Total production from this property is estimated at $50,000, principally in gold with lesser amounts of silver, lead and copper. Major production occurred during the period of 1911-1938, and the mine closed in 1941 owing to World War II. This mine is located only about two (2) miles east of the Kodiak Lode claim.

Production from the Lucy Gray Mine was 1690 tons, with recovered metals as follows:

Gold oz 542
Silver oz 597
Copper (lbs) 400
Lead (lbs) 16,033

The grade of the gold ore produced was 0.32 ounces per ton.

The history of the exploration in the Kodiak Lode mining claim is not well known. Very limited exploration was done in the area, primarily during the early 1900's. Another period of exploration occurred in the 1980's, spurred by the high price of gold. This work consisted of various surface exploration work done near the Lucy Gray Mine and on surrounding ridges, including the Kodiak Lode claim. The Lucy Gray Mine development included a two component vertical shaft 300 feet deep with main levels at 100, 200 and 300 feet elevations, and five (5) short adits, none of which were over 100 feet long. Total workings comprised 1,200 feet.

Regional Geology

General
-------
The Sunset (Lyon) District lies in the southern portion of the Basin and Range physiographic province. The current topography is the result of extension by block faulting during the Miocene and Pliocene Epochs. The Lucy Gray Range is a typical north-south trending range.

The majority of the Lucy Gray Range consists of complexly folded and faulted metasedimentary and metaigneous rocks of Precambrian age, about 1,700 Ma. (Dewitt, 1989) These rocks have been intruded by small quartz monzonite bodies which are also though to be of Precambrian (Early Proterozoic) age. A titled section of Miocene volcanic rocks occurs along the eastern border of the range, outside the claim boundary. These rocks are the Mount Davis Volcanics which are predominately lave flows ranging in composition from basalt to rhyolite (Bingler & Bonham, 1973).

Proterozoic Structural Features
-------------------------------
The deformational events are recorded by structures in early Proterzoic rocks in the general area. These events, from oldest to youngest, are
1) formation of foliation during high grade metamorphism; 2) minor open to tight folding of the metamorphic foliation; and 3) development of mylonitic shear zones. The metamorphic foliation in the area generally strikes north to northeast and dips to the west at moderate to steep angles. Mylonitic shear zones ranging from less than one inch to as much as 75 feet thick cut early Proterozoic gneiss and the younger igneous rocks. The shear zones strike north and west and dip to the west and south at moderate to low angles.

Tertiary Structural Features
----------------------------
The major Tertiary structures are north-trending normal faults that dip steeply westward, most in excess of 70 degrees. Two significant northwest-trending faults are mapped in the southern portion of the Lucy Gray Range. There may also be yet-unrecognized frontal faults which characteristically bound other ranges in the Basin and Range Province.

Property Geology
----------------
Bedrock of the Kodiak Lode claim consists of garnet-bearing metamorphic rock. This rock is a quartz-feldspar-biotite gneiss of early Precambrian age. The gneiss is locally intruded by pegmatite dikes which carry sub-angular fragments of dark schist (Bingler and Bonham, 1973). East-west trending shear zones cut the gneiss and are locally iron-strained.

Regional Mineralization
-----------------------
It is reported that the ore deposits at the Lucy Gray Mine are located along the southeast border of an elliptical vertical body of broken rock termed a breccia pipe. This pipe covers an area approximately 200 feet by 150 feet in size. Breccia fragments within the pipe range up to one foot wide and are cut by quartz veins up to several inches wide. The breccia is heavily stained with iron and manganese oxides. The high grade gold within the pipe is confined to the hydrothermal quartz veins and fractures.

The western workings follow an east-west shear zone in quartzite and schist bedrock and show a greater degree of iron staining than the eastern workings where the mine is located. The shear zone is cemented with sulfide-bearing quartz and both are cut by calcite and siderite veins. Gangue minerals are jasper, quartz and iron oxides. There are also minor amounts of copper and lead sulfide minerals.

Property Mineralization
-----------------------
The favorable host rock for the indicated mineralization at the Kodiak Lode mining claim is indicated to be a shear zone in Precambian gneiss. There may also be unrecognized breccia pipes. Information about mineralization on the claim is not known.

Our Strategy
------------
We will initially pursue a six stage program for the exploration of the Kodiak Lode mining claim. Initially, a program of mapping, prospecting, trenching and sampling will be completed to determine geological controls to, and the nature of, the indicated mineralization. As a follow up to the initial investigation of the mineralized structure, a geophysical survey and soil sampling. Sampling would then be completed within favorable target areas. Finally, diamond drilling of the prime target zones will be completed.

Competition
-----------
Metal prices may be unstable. The mining industry in general is intensely competitive and there is no assurance that, even if commercial quantities of a mineral resource are discovered, a profitable market will exist for the sale of it. Factors beyond the control of Kodiak may affect the marketability of any substances discovered. The price of various metals has experienced significant movements over short periods of time, and is affected by numerous factors beyond the control of Kodiak, including international economic and political trends, expectations of inflation, currency exchange fluctuations, interest rates and global or regional consumption patterns, speculative activities and increased production due to improved mining and production methods. The supply of and demand for metals are affected by various factors, including political events, economic conditions and production costs in major producing regions. There can be no assurance that the price of any metal will be such that Kodiak's properties can be mined at a profit.

Government Regulations
----------------------
Domestic mineral exploration operations are subject to extensive federal regulation and, with respect to federal leases, to interruption or termination by governmental authorities on account of environmental and other considerations. The trend towards stricter standards in environmental legislation and regulation could increase our costs and others in the industry. Mineral lessees are subject to liability for the costs of clean-up of pollution resulting from a lessee's operations, and may also be subject to liability for pollution damages. We intend to obtain insurance against costs of clean-up operations, but we have no such insurance at this time and it is unlikely that we will be able to fully insure against all such risks.

A serious incident of pollution may also result in the Department of the Interior requiring lessees under federal leases to suspend or cease operation in the affected area.

Employees
-----------
We have no employees. For the foreseeable future, we intend to use the services of independent consultants and contractors to perform various professional services, including reservoir engineering, land, legal, environmental and tax services.

Reports to Security Holders
---------------------------
We intend to become a fully reporting company under the requirements of the Exchange Act, and will file the necessary quarterly and other reports with the Securities and Exchange Commission. Although we will not be required to deliver our annual or quarterly reports to security holders, we intend to forward this information to security holders upon receiving a written request to receive such information. The reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Securities and Exchange Commission located at 100 F Street N.E., Washington, D.C. 20549.

Copies of such material may be obtained by mail from the Public Reference Section of the Securities and Exchange Commission at 100 F. Street N.E., Washington, D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a World Wide Website on the Internet at: http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

Properties
-----------
We currently have a virtual office located at Pembroke House, Upper Pembroke Street, Dublin 2, Republic of Ireland Telephone 353 (0) 1 234 24 28. Our monthly lease payment is $322.50.

DILUTION

Assuming completion of the offering, there will be up to 10,900,000 common shares outstanding. The following table illustrates the per common share dilution that may be experienced by investors at various funding levels.

Funding Level            $430,000     $330,000     $230,000     $130,000
                         ----------     --------     --------     --------

Offering price               $.10          $.10         $.10         $.10

Net tangible book
  value per common
  share before offering   .006          .006         .006         .006
Increase per common
  share attributable to
  investors               .034          .028         .021         .011
                         -----         -----        -----        -----
Pro forma net tangible
  book value per
  common share after
  offering                    .040           .034          .027         .017
                             -----          -----         -----       ------
Dilution to investors         .060           .066          .073         .083
Dilution as a
  percentage of
  offering price           60%            66%            73%          83%

Based on 6,600,000 common shares outstanding as of September 30, 2008 and total stockholder's equity of $39,881 utilizing unaudited September 30, 2008 financial statements.

Since inception, the sole officer, director and initial shareholders have paid an aggregate average price of $.001 per common share in comparison to the offering price of $.10 per common share.

Further Dilution
----------------
Kodiak may issue equity and debt securities in the future. These issuances and any sales of additional common shares may have a depressive effect upon the market price of Kodiak's common shares and investors in this offering.


DIVIDEND POLICY

We have never declared or paid any dividends. In addition, we anticipate that we will not declare dividends at any time in the foreseeable future.

Instead, we will retain any earnings for use in our business. This policy will be reviewed by our board of directors from time to time in light of, among other things, our earnings and financial position.

No distribution may be made if, after giving it effect, we would not be able to pay its debts as they become due in the usual course of business; or the corporation's total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. The board of directors may base a determination that a distribution is not prohibitive either on financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or on a fair valuation of other method that is reasonable in the circumstances.


DETERMINATION OF OFFERING PRICE

The offering price of the common shares was arbitrarily determined by Kodiak based on the financial needs of Kodiak without regard to the book value or market value, if any, of our common shares.


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

Trends and Uncertainties
------------------------
Kodiak is in the exploration stage, has not commenced material operations and has sustained a loss to date. The demand for our products would be negatively affected by adverse weather conditions, impurities in the minerals and volume limitations.

Investing Activities
--------------------
For the nine months ended September 30, 2008and 2007, Kodiak did not pursue any investing activities. For the years ended December 31, 2007 and 2006, Kodiak did not pursue any investing activities.

Financing Activities
---------------------
For the nine months ended September 30, 2008, Kodiak received proceeds from the sale of stock of $60,000 resulting in net cash provided by financing activities of $60,000. Comparatively, Kodiak did not pursue any financing activities for the nine months ended September 30, 2007.

For the years ended December 31, 2007 and 2006, Kodiak received proceeds from the sale of stock of $26,000 and $7,200, resulting in net cash provided by financing activities of $26,000 and $$7,200, respectively.

Results of Operations
---------------------
We are an exploration stage company and have not yet commenced material operations.

For the three and nine months ended September 30, 2008, Kodiak had mineral property expenditures of $7,500 compared to $0 for the same periods in 2007. These expenses related to the Kodiak lode claim in Nevada.

For the three and nine months ended September 30, 2008, Kodiak paid legal and professional fees of $11,803 and other and general and administrative expenses of $41. Legal and professional fees related to the Kodiak lode claim and the preparation of this registration statement. Comparatively, for the three and nine months ended September 30, 2007, Kodiak had other general administrative expenses of $58 and $981, respectively. The increase in other general administrative expenses for the nine months ended September 30, 2008 compared to the nine months ended September 30, 2007 was due to obtaining our office space.

For the years ended December 31, 2007, Kodiak paid legal and professional fees of $20,795 and $20,000 and other and general and administrative expenses of $310 and $124, respectively. Legal and professional fees in 2007 and 2006 related to obtaining the rights to the Kodiak lode claim.

Plan of Operation. In addition to raising net proceeds of at least $232,500 in this offering, our ability to continue in existence is dependent on our ability to commence full scale operations.

Milestones:                          Steps                     Timeline

Phase I                     Mapping and sampling               4 weeks
                              over known zone
Phase II                    Soil Sampling                      1 week
Phase III                   VLF-EM Survey                      2 weeks
Phase IV                    Trenching                          4 weeks
Phase V                     Report Preparation/
                            Data Management                    4 weeks
Phase VI                    Rotary Drilling and Samplying      6 weeks

Each phase needs to be completed before pursuing the next phase.

If insufficient funds are raised in this offering, management will pursue alternative forms of funding, not yet determined, necessary to reach the milestones described above.

Recent Accounting Pronouncements
--------------------------------
In May 2008, the Financial Accounting Standards Board ("FASB") issued SFAS No. 163, "Accounting for Financial Guarantee Insurance Contracts-and interpretation of FASB Statement No. 60". SFAS No. 163 clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement of premium revenue and claims liabilities. This statement also requires expanded disclosures about financial guarantee insurance contracts. SFAS No. 163 is effective for fiscal years beginning on or after December 15, 2008, and interim periods within those years. SFAS No. 163 has no effect on the Kodiak's financial position, statements of operations, or cash flows at this time.

In May 2008, the Financial Accounting Standards Board ("FASB") issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles". SFAS No. 162 sets forth the level of authority to a given accounting pronouncement or document by category. Where there might be conflicting guidance between two categories, the more authoritative category will prevail. SFAS No. 162 will become effective 60 days after the SEC approves the PCAOB's amendments to AU Section 411 of the AICPA Professional Standards. SFAS No. 162 has no effect on Kodiak's financial position, statements of operations, or cash flows at this time.

In March 2008, the Financial Accounting Standards Board, or FASB, issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities-an amendment of FASB Statement No. 133. This standard requires companies to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity's financial position, financial performance, and cash flows. This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. Kodiak has not yet adopted the provisions of SFAS No. 161, but does not expect it to have a material impact on its consolidated financial position, results of operations or cash flows.

In December 2007, the SEC issued Staff Accounting Bulletin (SAB) No. 110 regarding the use of a "simplified" method, as discussed in SAB No. 107 (SAB 107), in developing an estimate of expected term of "plain vanilla" share options in accordance with SFAS No. 123 (R), Share-Based Payment. In particular, the staff indicated in SAB 107 that it will accept a company's election to use the simplified method, regardless of whether the company has sufficient information to make more refined estimates of expected term. At the time SAB 107 was issued, the staff believed that more detailed external information about employee exercise behavior (e.g., employee exercise patterns by industry and/or other categories of companies) would, over time, become readily available to companies. Therefore, the staff stated in SAB 107 that it would not expect a company to use the simplified method for share option grants after December 31, 2007. The staff understands that such detailed information about employee exercise behavior may not be widely available by December 31, 2007. Accordingly, the staff will continue to accept, under certain circumstances, the use of the simplified method beyond December 31, 2007. Kodiak currently uses the simplified method for "plain vanilla" share options and warrants, and will assess the impact of SAB 110 for fiscal year 2009. It is not believed that this will have an impact on our consolidated financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements-an amendment of ARB No.
51. This statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. Before this statement was issued, limited guidance existed for reporting noncontrolling interests. As a result, considerable diversity in practice existed. So-called minority interests were reported in the consolidated statement of financial position as liabilities or in the mezzanine section between liabilities and equity. This statement improves comparability by eliminating that diversity. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. The effective date of this statement is the same as that of the related Statement 141 (revised 2007).
Kodiak will adopt this Statement beginning March 1, 2009. It is not believed that this will have an impact on Kodiak's consolidated financial position, results of operations or cash flows.

In December 2007, the FASB, issued FAS No. 141 (revised 2007), Business Combinations.'This Statement replaces FASB Statement No. 141, Business Combinations, but retains the fundamental requirements in Statement 141. This Statement establishes principles and requirements for how the acquirer: (a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree; (b) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and (c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. The effective date of this statement is the same as that of the related FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements. Kodiak will adopt this statement beginning March 1, 2009. It is not believed that this will have an impact on our financial position, results of operations or cash flows.

In February 2007, FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Liabilities-Including an Amendment of FASB Statement No. 115. This standard permits an entity to choose to measure many financial instruments and certain other items at fair value. This option is available to all entities. Most of the provisions in FAS 159 are elective; however, an amendment to FAS 115 Accounting for Certain Investments in Debt and Equity Securities applies to all entities with available for sale or trading securities. Some requirements apply differently to entities that do not report net income. SFAS No. 159 is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of SFAS No. 157 Fair Value Measurements. We will adopt SFAS No. 159 beginning March 1, 2008 and is currently evaluating the potential impact the adoption of this pronouncement will have on our financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this statement does not require any new fair value measurements. However, for some entities, the application of this statement will change current practice. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period within that fiscal year. Kodiak will adopt this statement March 1, 2009, and it is not believed that this will have an impact on our financial position, results of operations or cash flows.


DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS

Our sole director is as follows:

NAME AND ADDRESS            AGE          POSITIONS HELD           TERM
Henry Bush
19 Dundrum Gate
Dublin 16
Republic of Ireland         24        CEO, CFO, Controller      Inception
                                          Director              to present

Business Experience
-------------------
Henry Bush, sole officer and director has worked at Dell, a global multinational computer company from November 2006 to present as a business sales manager. From September 2003 to November 2006, Mr. Bush attend Sheffield University and obtained a degree in French.

The above named director will serve in his capacity as director until our next annual shareholder meeting to be held within six months of our fiscal year's close. Directors are elected for one-year terms.

Code of Ethics Policy
---------------------
We have not yet adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Corporate Governance
--------------------
There have been no changes in any state law or other procedures by which security holders may recommend nominees to our board of directors. In addition to having no nominating committee for this purpose, we currently have no specific audit committee and no audit committee financial expert. Based on the fact that our current business affairs are simple, any such committees are excessive and beyond the scope of our business and needs.

Family Relationships
--------------------
None

Involvement in Certain Legal Proceedings
----------------------------------------
Our sole director, executive officer and control person has not been involved in any of the following events during the past five years:
  - Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,
   - Any conviction in a criminal proceeding or being subject to any pending criminal proceeding (excluding traffic violations and other minor offenses);
   - Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities,; or
   - Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Executive Compensation
----------------------
We may elect to award a cash bonus to key employees, directors, officers and consultants based on meeting individual and corporate planned objectives.

To date, no compensation has been paid to our sole officer.

We do not have any standard arrangements by which directors are compensated for any services provided as a director. No cash has been paid to our sole director in his capacity as such.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 30, 2008, the number and percentage of outstanding shares of Kodiak common stock owned by
(i) each person known to us to beneficially own more than 5% of its outstanding common stock, (ii) each director, (iii) each named executive officer and significant employee, and (iv) all officers and directors as a group.
                                                           Percentage
Name                             Amount    Percentage    After Offering
----                             ------    ----------    --------------
Henry Bush                      2,000,000    30.30%           18.35%

Officers and Directors
As a group (1 person)           2,000,000    30.30%           18.35%


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Director Independence
---------------------
Kodiak's board of directors consists of Henry Bush. He is not independent as such term is defined by a national securities exchange or an inter-dealer quotation system.

During the year ended December 31, 2007, there were no transactions with related persons.


DESCRIPTION OF CAPITAL STOCK

The following statements constitute brief summaries of Kodiak's certificate of incorporation and bylaws, as amended.

Common Shares
-------------
Kodiak's articles of incorporation authorize it to issue up to 75,000,000 common shares and no preferred shares, $0.001 par value per common share.

Liquidation Rights
------------------
Upon liquidation or dissolution, each outstanding common share will be entitled to share equally in the assets of Kodiak legally available for distribution to shareholders after the payment of all debts and other liabilities.

Dividend Rights
---------------
There are no limitations or restrictions upon the rights of the board of directors to declare dividends out of any funds legally available therefore. Kodiak has not paid dividends to date and it is not anticipated that any dividends will be paid in the foreseeable future. The board of directors initially may follow a policy of retaining earnings, if any, to finance the future growth of Kodiak.

Accordingly, future dividends, if any, will depend upon, among other considerations, Kodiak's need for working capital and its financial conditions at the time.

Voting Rights
-------------
Holders of common shares of Kodiak are entitled to voting rights of one hundred percent. Holders may cast one vote for each share held at all shareholders meetings for all purposes.

Other Rights
------------
Common shares are not redeemable, have no conversion rights and carry no preemptive or other rights to subscribe to or purchase additional common shares. Common Shares do not have cumulative voting features.

Our bylaws allow action to be taken by written consent rather than at a meeting of stockholders with the consent of the holders of a majority of shares entitled to vote.

Transfer Agent
--------------
We currently act as our own transfer agent. Upon completion of the offering, we will contract with an independent transfer agent, yet to be determined.


SHARES ELIGIBLE FOR FUTURE SALE

Upon the date of this prospectus, there are 6,600,000 shares of our common stock outstanding of which no common shares may be freely traded without restriction.

Upon the effectiveness of this registration statement, up to an additional 4,300,000 common shares may be issued and will be eligible for immediate resale in the public market. The remaining common shares will be restricted within the meaning of Rule 144 under the Securities Act, and are subject to the resale provisions of Rule 144.

In general, under Rule 144, a person who has beneficially owned, for at least one year, shares of common stock that have not been registered under the Securities Act or that were acquired from an affiliate of Kodiak is entitled to sell within any three-month period the number of shares of common stock that does not exceed the greater of:

   - one percent of the number of then outstanding shares of common stock, or
   - the average weekly reported trading volume during the four calendar weeks preceding the sale.

Sales under Rule 144 are also subject to notice and manner of sale requirements and to the availability of current public information and must be made in unsolicited brokers' transactions or to a market maker. A person who is not an affiliate of Kodiak under the Securities Act during the three months preceding a sale and who has beneficially owned such shares for at least two years is entitled to sell the shares under Rule 144 without regard to the volume, notice, information and manner of sale provisions. Affiliates must comply with the restrictions and requirements of Rule 144 when transferring restricted shares even after the two year holding period has expired and must comply with the restrictions and requirements of Rule 144 in order to sell unrestricted shares.

No predictions can be made of the effect, if any, that market sales of shares of common stock or the availability of such shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of significant amounts of our common stock could adversely affect the prevailing market price of the common stock, as well as impair our ability to raise capital through the issuance of additional equity securities.


DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer as provided in the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information
------------------
Our common stock is not traded over the counter or quoted by the Over The Counter Bulletin Board (OTCBB).

Holders
-------
As of September 30, 2008, there were 37 shareholders of Kodiak.

Dividends
---------
We have not declared any cash dividends on our common stock since our inception and do not anticipate paying any dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payment of dividends will depend on our earnings and financial position and such other factors as the board of directors deems relevant.


EXPERTS

The financial statements of Kodiak appearing in this registration statement have been audited by Thomas J. Harris, CPA, independent auditors and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


LEGAL PROCEEDINGS

We are not a party to any legal proceedings the outcome of which, in the opinion of our management, would have a material adverse effect on our business, financial condition, or results of operation.


LEGAL MATTERS

The validity of the common shares being offered hereby will be passed upon by Jody M. Walker, Attorney At Law, Centennial Colorado.


WHERE YOU CAN FIND MORE INFORMATION

At your request, we will provide you, without charge, a copy of any document filed as exhibits in this prospectus. If you want more information, write or call us at:

Kodiak International, Inc.
Pembroke House
Upper Pembroke Street
Dublin 2
Republic of Ireland
Telephone  353 (0) 1 234 24 28.

Attention: Henry Bush, Chief Executive Officer

Our fiscal year ends on December 31st. Upon completion of the offering, we will be a reporting company and file annual, quarterly and current reports with the SEC. You may read and copy any reports, statements, or other information we file at the SEC's public reference room at 100 F Street, N.E., Washington D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800- SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings will also be available to the public on the SEC Internet site at http:\\www.sec.gov.

FINANCIAL STATEMENTS

Balance Sheets, as of December 31, 2007 and September 30, 2008
(unaudited)
Statements of Operations (unaudited) for the three and nine months ended September 30, 2008 and 2007 and from inception through September 30, 2008
Statements of Cash Flows (unaudited) for the nine months ended
September 30, 2008 and 2007 and from inception through September 30,
2008
Notes to Interim Unaudited Financial Statements

Report of Independent Registered Public Accounting Firm dated October
20, 2008.
Balance Sheet as of December 31, 2007
Statements of Operations for the period from inception through December 31, 2007 and the year ended December 31, 2007
Statement of Stockholders' Deficit
Statements of Cash Flows for the period from inception through the year ended December 31, 2007
Notes to financial statements

Report of Independent Registered Public Accounting Firm dated October
1, 2008.
Balance Sheet as of December 31, 2006
Statements of Operations for the period from inception through December 31, 2006 and the year ended December 31, 2006
Statement of Stockholders' Deficit
Statements of Cash Flows for the period from inception through the year ended December 31, 2006
Notes to financial statements

KODIAK INTERNATIONAL, INC.
(An Exploration Stage Enterprise)
BALANCE SHEETS
-----------------------------------------------------------------------
                                         December 31,     September 30,
                                             2007             2008
                                            --------     ------------
                                           (Audited)      (Unaudited)

ASSETS
CURRENT ASSETS:
  Cash                                   $    4,895      $  39,881
  Accounts Receivable                             -              -
Inventory                                         -              -
                                          ----------     ---------
      Total current assets                    4,895         39,881

Fixed Assets
  Furniture and Equipment                         -              -
  Computer Equipment                              -              -
  Leasehold Improvements                          -              -
                                         ----------     ----------
Total Fixed Assets                                -              -
  Less Accumulated Depreciation                   -              -
                                         ----------      ---------
TOTAL ASSETS                             $    4,895      $  39,881
                                         ==========      =========

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
  Accounts payable and accrued expenses  $        -      $       -
  Advances from shareholder                       -              -
                                         ----------      ---------
      Total current liabilities                   -              -
                                         ----------      ---------
TOTAL LIABILITIES                                 -              -
                                          ----------     ---------

Stockholders' Equity:
  Common stock, $.001 par value;
    75,000,000 shares authorized;
    5,100,000 and 6,600,000
    shares issued and outstanding              5,100         6,600
  Capital in excess of par value              20,900        79,400
  Accumulated deficit during exploration
    stage                                    (21,105)      (46,119)
                                          ----------     ---------
      Total Stockholders' Equity               4,895        39,881
                                          ----------     ---------
TOTAL LIABILITIES AND STOCKHOLDERS'
  DEFICIT                                 $    4,895     $  39,881
                                          ==========     =========

The accompanying notes are an integral part of these statements.

KODIAK INTERNATIONAL, INC.
(An Exploration Stage Company)
STATEMENTS OF OPERATIONS

                                                                      February 2, 2004
                           Three Months Ended      Nine Months Ended       (Inception)
                              September 30            September 30          Through
                           ------------------       ----------------        Sept. 30,
                            2008         2007          2008        2007       2008
                          -------       ------        ------     ------   ------------
Sales                      $     -     $     -      $     -     $     -      $      -
                           -------     -------      -------     -------      --------
Cost of Sales                    -           -            -           -             -
                           -------     -------      -------     -------      --------
Net Sales                        -           -            -           -             -
                           -------    --------      -------     -------      --------
General and administrative
  expenses:
    Salaries                     -           -              -          -            -
    Depreciation and
      Amortization               -           -              -          -            -
    Mineral Property
      Expenditures           7,500           -          7,500          -        7,500
    Legal and professional
      Fees                  11,803           -         11,803          -       32,598
    Other general and
      Administrative            41          58             41        981          351
                           -------    --------        -------    -------      -------
    Total operating
      Expenses              19,344          58         19,334        981       40,449
                           -------    --------        -------    -------      -------
  (Loss) from operations   (19,344)        (58)       (19,344)      (981)     (40,449)
                           -------    --------        -------    -------      -------
Other income (expense):
  Interest Income
  Currency losses           (5,670)          -         (5,670)         -       (5,670)
  Interest (expense)             -           -              -          -            -
                           -------    --------        -------    -------    ---------
    (Loss) before taxes    (25,014)        (58)       (25,014)      (981)     (46,119)
Provision (credit) for
  Taxes on income                -           -              -          -            -
                           -------    --------        -------    -------    ---------
      Net Loss            $(25,014)   $    (58)      $(25,014)   $  (981)   $(46,119)
                          ========    ========       ========    =======     =========
Basic earnings (loss)
  per common share        $(0.0047)   $(0.0000)      $(0.0047)  $(0.0002)
                          ========
Weighted average number
  Of shares outstanding  5,319,780   5,100,000       5,319,780   5,100,000
                         =========   =========       =========   =========

The accompanying notes are an integral part of these statements.

KODIAK INTERNATIONAL, INC.
(An Exploration Stage Company)
STATEMENTS OF CASH FLOWS

                                                                        Inception
                                         For the nine months ended   February 2, 2004
                                                 September 30,           through
                                              2007        2008      September 30, 2008
                                               ----        ----      -----------------
Cash Flow from Operating Activities:
  Net loss                                  $    (981)  $  (25,014)      $  (46,119)
  Adjustments to reconcile net loss to
    cash provided (used) by exploration
    stage activities:
    Depreciation and Amortization                   -            -                -
  Change in current assets and liabilities:
    Inventory                                       -            -                -
    Deposits                                        -            -                -
    Accounts payable and accrued expenses           -            -                -
                                           ----------   ----------        ---------
      Net cash flows from operating
        activities                               (981)     (25,015)         (46,119)
                                           ----------   ----------        ---------
Cash flows from investing activities:
  Purchase of fixed assets                          -            -                -
                                           ----------   ----------        ---------
      Net cash flows from investing
        activities                                  -            -                -
                                           ----------   ----------        ---------
Cash flow from financing activities:
  Proceeds from issuance of stock                   -       60,000           86,000
                                           ----------   ----------         --------
      Net cash flow from financing
        activities                                  -       60,000           86,000
                                           ----------   ----------         --------

Net cash flows                                   (981)      34,985           39,881
Cash and equivalents, beginning of period       5,876        4,895                -
                                           ----------   ----------         --------
Cash and equivalents, end of period        $    4,895   $   39,881         $ 39,881
                                           ==========   ==========         ========

Supplemental Disclosures:
  Cash paid for interest                   $        -   $        -         $      -
  Cash paid for income taxes               $        -   $        -         $      -

See notes to financial statements

KODIAK INTERNATIONAL, INC.
(An Exploration Stage Enterprise)
Notes to Financial Statements
September 30, 2008

Note 1 - Organization and summary of significant accounting policies:
Following is a summary of the Company's organization and significant accounting policies:

Organization and nature of business -Kodiak International Inc., ("We," or "the Company") is a Nevada corporation incorporated on February 2, 2004. The Company is primarily engaged in the acquisition and exploration of mining properties.

The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. Upon the location of commercially mineable reserves, the Company plans to prepare for mineral extraction and enter the development stage.

Basis of presentation - Our accounting and reporting policies conform to U.S. generally accepted accounting principles applicable to development stage enterprises. Changes in classification of 2008 amounts have been made to conform to current presentations.

Use of estimates -The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents -For purposes of the statement of cash flows, we consider all cash in banks, money market funds, and certificates of deposit with a maturity of less than three months to be cash equivalents.

Property and Equipment - The Company values its investment in property and equipment at cost less accumulated depreciation. Depreciation is computed primarily by the straight line method over the estimated useful lives of the assets ranging from five to thirty-nine years.

Mineral Property Acquisition and Exploration Costs - The company expenses all costs related to the acquisition and exploration of mineral properties in which it has secured exploration rights prior to establishment of proven and probable reserves. To date, the Company has not established the commercial feasibility of any exploration prospects; therefore, all costs are being expensed.

Translation of foreign currencies - Monetary assets and liabilities in foreign currencies are translated into United States dollars at the prevailing year-end exchange rates. Revenue and expense items are translated at the average rates in effect during the month of

KODIAK INTERNATIONAL, INC.
(An Exploration Stage Enterprise)
Notes to Financial Statements
September 30, 2008

transaction. Resulting exchange gains and losses on transactions are included in the determination of earnings for the year. The total exchange loss in September 30, 2008 is $5,670.

Fair value of financial instruments and derivative financial instruments - We have adopted Statements of Financial Accounting Standards regarding Disclosure About Derivative Financial Instruments and Fair Value of Financial Instruments. The carrying amounts of cash, accounts payable, accrued expenses, and other current liabilities approximate fair value because of the short maturity of these items. These fair value estimates are subjective in nature and involve uncertainties and matters of significant judgment, and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect these estimates. We do not hold or issue financial instruments for trading purposes, nor do we utilize derivative instruments in the management of foreign exchange, commodity price or interest rate market risks.

Federal income taxes - Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with Statements of Financial Accounting Standards regarding Accounting for Income Taxes, which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred taxes are provided for the estimated future tax effects attributable to temporary differences and carryforwards when realization is more likely than not.

Net income per share of common stock - We have adopted Statements of Financial Standards regarding Earnings per Share, which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic earnings per share of common stock is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period. We do not have a complex capital structure requiring the computation of diluted earnings per share.

Note 2 - Uncertainty, going concern:
At September 30, 2008, we were engaged in a business and had suffered losses from development stage activities to date. In addition, we have minimal operating funds. Although management is currently attempting to identify business opportunities and is seeking additional sources of equity or debt financing, there is no assurance these activities will be successful. Accordingly, we must rely on our officers to perform essential functions without compensation until a business operation can be commenced. No amounts have been recorded in the accompanying financial statements for the value of officers' services, as it is not considered material.

These factors raise substantial doubt about the ability of the Company to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 3 - Federal income tax:
We follow Statements of Financial Accounting Standards regarding Accounting for Income Taxes. Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carryforwards. No net provision for refundable Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carryforward has been recognized, as it is not deemed likely to be realized.

The provision for refundable Federal income tax consists of the following:
                                                 2007       9/30/2008
Refundable Federal income tax attributable to:
Current operations                             $( 21,105)   $( 46,119)
Less, Nondeductible expenses                         -0-          -0-
  -Less, Change in valuation allowance            21,105       46,119
Net refundable amount                                  -            -

The cumulative tax effect at the expected rate of 15% of significant items comprising our net deferred tax amount is as follows:

                                                 2007       9/30/2008
Deferred tax asset attributable to:
Net operating loss carryover                    $ 3,166      $ 6,918
Less, Valuation allowance                       ( 3,166)     ( 6,918)
 Net deferred tax asset                               -            -

At December 31, 2007, an unused net operating loss carryover approximating $21,105 is available to offset future taxable income; it expires beginning in 2025.

Note 4 - Cumulative sales of stock:
Since its inception, we have issued shares of common stock as follows:

On August 8, 2005, our directors authorized the issuance of 2,000,000 founder shares at par value of $0.001.

On August 28, 2005, our directors authorized the issuance of 2,000,000 shares of common stock at a price of $0.001 per share as fully paid and non-assessable to the subscriber.

On July 14, 2006, our Directors authorized the issuance of 1,100,000 shares of common stock at a price of $0.002 per share as fully paid and non-assessable to the subscriber.

On August 21, 2008, our Directors authorized the issuance of 1,500,000 shares of common stock at a price of $0.04 per share as fully paid and non-assessable to the subscriber.

Note 5 - New accounting pronouncements:

Recent Accounting Pronouncements
In May 2008, the Financial Accounting Standards Board ("FASB") issued SFAS No. 163, "Accounting for Financial Guarantee Insurance Contracts-and interpretation of FASB Statement No. 60". SFAS No. 163 clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement of premium revenue and claims liabilities. This statement also requires expanded disclosures about financial guarantee insurance contracts. SFAS No. 163 is effective for fiscal years beginning on or after December 15, 2008, and interim periods within those years. SFAS No. 163 has no effect on the Company's financial position, statements of operations, or cash flows at this time.

In May 2008, the Financial Accounting Standards Board ("FASB") issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles". SFAS No. 162 sets forth the level of authority to a given accounting pronouncement or document by category. Where there might be conflicting guidance between two categories, the more authoritative category will prevail. SFAS No. 162 will become effective 60 days after the SEC approves the PCAOB's amendments to AU Section 411 of the AICPA Professional Standards. SFAS No. 162 has no effect on the Company's financial position, statements of operations, or cash flows at this time.

In March 2008, the Financial Accounting Standards Board, or FASB, issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities-an amendment of FASB Statement No. 133. This standard requires companies to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity's financial position, financial performance, and cash flows. This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company has not yet adopted the provisions of SFAS No. 161, but does not expect it to have a material impact on its consolidated financial position, results of operations or cash flows.

In December 2007, the SEC issued Staff Accounting Bulletin (SAB) No. 110 regarding the use of a "simplified" method, as discussed in SAB No. 107 (SAB 107), in developing an estimate of expected term of "plain vanilla" share options in accordance with SFAS No. 123 (R), Share-Based Payment. In particular, the staff indicated in SAB 107 that it will accept a company's election to use the simplified method, regardless of whether the company has sufficient information to make more refined estimates of expected term. At the time SAB 107 was issued, the staff believed that more detailed external information about employee exercise behavior (e.g., employee exercise patterns by industry and/or other categories of companies) would, over time, become readily available to companies. Therefore, the staff stated in SAB 107 that it would not expect a company to use the simplified method for share option grants after December 31, 2007. The staff understands that such detailed information about employee exercise behavior may not be widely available by December 31, 2007. Accordingly, the staff will continue to accept, under certain circumstances, the use of the simplified method beyond December 31, 2007. The Company currently uses the simplified method for "plain vanilla" share options and warrants, and will assess the impact of SAB 110 for fiscal year 2009. It is not believed that this will have an impact on the Company's consolidated financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements-an amendment of ARB No.
51. This statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. Before this statement was issued, limited guidance existed for reporting noncontrolling interests. As a result, considerable diversity in practice existed. So-called minority interests were reported in the consolidated statement of financial position as liabilities or in the mezzanine section between liabilities and equity. This statement improves comparability by eliminating that diversity. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. The effective date of this statement is the same as that of the related Statement 141 (revised 2007). The Company will adopt this Statement beginning March 1, 2009. It is not believed that this will have an impact on the Company's consolidated financial position, results of operations or cash flows.

In December 2007, the FASB, issued FAS No. 141 (revised 2007), Business Combinations.'This Statement replaces FASB Statement No. 141, Business Combinations, but retains the fundamental requirements in Statement
141. This Statement establishes principles and requirements for how the acquirer: (a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree; (b) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and (c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. The effective date of this statement is the same as that of the related FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements. The Company will adopt this statement beginning March 1, 2009. It is not believed that this will have an impact on the Company's consolidated financial position, results of operations or cash flows.

In February 2007, the FASB, issued SFAS No. 159, The Fair Value Option for Financial Assets and Liabilities-Including an Amendment of FASB Statement No. 115. This standard permits an entity to choose to measure many financial instruments and certain other items at fair value. This option is available to all entities. Most of the provisions in FAS 159 are elective; however, an amendment to FAS 115 Accounting for Certain Investments in Debt and Equity Securities applies to all entities with available for sale or trading securities. Some requirements apply differently to entities that do not report net income. SFAS No. 159 is effective as of the beginning of an entities first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of SFAS No. 157 Fair Value Measurements. The Company will adopt SFAS No. 159 beginning March 1, 2008 and is currently evaluating the potential impact the adoption of this pronouncement will have on its consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this statement does not require any new fair value measurements. However, for some entities, the application of this statement will change current practice. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period within that fiscal year. The Company will adopt this statement March 1, 2008, and it is not believed that this will have an impact on the Company's consolidated financial position, results of operations or cash flows.

THOMAS J. HARRIS
CERTIFIED PUBLIC ACCOUNTANT
3901 STONE WAY N., SUITE 202
SEATTLE, WA  98103
206.547.6050

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
KODIAK INTERNATIONAL INC
Las Vegas, Nevada

We have audited the balance sheets of KODIAK INTERNATIONAL INC. a development stage company, as at DECEMBER 31, 2007, the statements of earnings and deficit, stockholders' deficiency and cash flows for the period from inception February 2, 2004 to DECEMBER 31, 2007. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of KODIAK INTERNATIONAL INC., a development stage company, as of December 31, 2007 and the results of its operations and its cash flows for the period then ended in conformity with generally accepted accounting principles accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As discussed in Note 2, the company's significant operating losses, working capital deficiency and need for new capital raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Thomas J Harris, CPA
-----------------------------------
Thomas J Harris, CPA
October 20, 2008

Kodiak International, Inc.
(An Exploration Stage Enterprise)
Balance Sheet

                                                          December 31,
                                                              2007
                                                          ------------
ASSETS
  Current Assets:
    Cash                                                    $   4,895
    Accounts receivable                                             -
    Inventory                                                       -
                                                            ---------
      Total current assets                                      4,895
                                                            ---------
  Fixed Assets:
    Furniture and Equipment                                         -
    Computer Equipment                                              -
    Leasehold Improvements                                          -
                                                            ---------
  Total Fixed Assets                                                -
    Less Accumulated Depreciation                                   -
                                                            ---------
      Net fixed assets                                              -
                                                            ---------
  Other Assets
    Deposits                                                        -
    Goodwill                                                        -
                                                            ---------
      Total other assets                                            -
                                                            ---------
                       Total Assets                         $   4,895
                                                            =========
LIABILITIES
  Current Liabilities:
    Accounts payable and accrued expenses                   $       -
    Advances from shareholder                                       -
                                                            ---------
      Total current liabilities                                     -
                                                            ---------
                       Total Liabilities                    $       -
STOCKHOLDERS' DEFICIT
  Common stock, $.001 par value, 75,000,000 authorized,
    5,100,000 shares issued and outstanding                 $   5,100
  Capital in excess of par value                               20,900
  Deficit accumulated during the development stage            (21,105)
                                                            ---------
      Total stockholders' deficit                               4,895
                                                            ---------
                        Total Liabilities and
                          Stockholders' Deficit             $   4,895
                                                            =========

The accompanying notes are an integral part of these statements
F-2

Kodiak International, Inc.
(An Exploration Stage Enterprise)
Statements of Operations

                                           Cumulative,
                                           Inception,
                                           February 2,
                                          2004 through     Year Ended
                                           December 31,    December 31,
                                               2007            2007
                                          -------------    -----------

Sales                                       $        -      $        -
                                            ----------      ----------
Cost of Sales                                        -               -
                                            ----------      ----------
Net Sales                                            -               -

General and administrative expenses:
  Salaries                                           -               -
  Depreciation and Amortization                      -               -
  Legal and professional fees                   20,795             795
  Other general and administrative                 310             186
                                            ----------      ----------
    Total operating expenses                    21,105             981
                                            ----------      ----------
            (Loss) from operations             (21,105)           (981)
Other income (expense):
  Interest Income                                    -               -
  Interest (expense)                                 -               -
                                            ----------      ----------
            (Loss) before taxes                (21,105)           (981)
                                            ----------      ----------
Provision (credit) for taxes on income               -               -
                                            ----------      ----------
             Net (loss)                     $  (21,105)     $     (981)
                                            ==========      ==========
Basic earnings (loss) per common share                      $  (0.0002)
                                                            ==========
Weighted average number of shares outstanding                5,100,000
                                                            ==========

The accompanying notes are an integral part of these statements
F-3

Kodiak International, Inc.
(An Exploration Stage Enterprise)
Statements of Stockholders' Deficit

                                                                 Capital in
                                            Common Stock          Excess of
          ACTIVITY                       Shares       Amount      Par Value
                                       ----------   ----------   ----------
Inception, February 2, 2004 through
  December 31, 2005 (Unaudited):
Shares Issued                           4,740,000   $   4,740     $  14,060
Development state net (loss)                    -           -             -
                                       ----------   ---------     ---------
Balances, December 31, 2005             4,740,000   $   4,740     $  14,060

Year Ended December 31, 2006
Shares Issued                             360,000   $     360     $   6,840
Development state net (loss)                    -           -             -
                                       ----------   ---------     ---------
Balances, December 31, 2006             5,100,000   $   5,100     $  20,900

Year Ended December 31, 2007
Shares Issued                                   -   $       -     $       -
Development state net (loss)                    -           -             -
                                       ----------   ---------     ---------
Balances, December 31, 2005             5,100,000   $   5,100     $  20,900
                                       ==========   ==========   ==========




Kodiak International, Inc.
(An Exploration Stage Enterprise)
(CONTINUED)      Statement of Stockholders' Deficit

                                         Deficit
                                        Accumulated
                                        During the
                                        Development
          ACTIVITY                         Stage              Total
                                        ------------        ----------
Inception, February 2, 2004 through
  December 31, 2005 (Unaudited):
Shares Issued                                   -            $  18,800
Development state net (loss)                 (104)                (104)
                                       ----------            ---------
Balances, December 31, 2005            $     (104)           $  18,696

Year Ended December 31, 2006
Shares Issued                                   -                7,200
Development state net (loss)              (20,020)             (20,020)
                                       ----------            ---------
Balances, December 31, 2006            $  (20,124)           $   5,876

Year Ended December 31, 2007
Shares Issued                                   -                    -
Development state net (loss)                 (981)                (981)
                                       ----------            ---------
Balances, December 31, 2005            $  (21,105)           $   4,895
                                       ==========            =========





The accompanying notes are an integral part of these statements
F-4

Kodiak International, Inc.
(An Exploration Stage Enterprise)
Statements of Cash Flows

                                           Cumulative,
                                           Inception,
                                           February 2,
                                          2004 through     Year Ended
                                           December 31,    December 31,
                                               2007            2007
                                          -------------    -----------
Cash flows from operating activities:
  Net (loss)                                $  (21,105)     $     (981)
Adjustments to reconcile net (loss) to
  Cash provided (used) by developmental
    stage activities:
      Depreciation and Amortization                  -               -
Change in current assets and liabilities:
  Inventory                                          -               -
  Deposits                                           -               -
  Accounts payable and accrued expenses              -               -
                                            ----------      ----------
    Net cash flows from operating activities   (21,105)           (981)
                                            ----------      ----------
Cash flows from investing activities:
  Purchase of fixed assets                           -               -
                                            ----------      ----------
    Net cash flows from investing activities         -               -
                                            ----------      ----------
Cash flows from financing activities:
  Proceeds from sale of common stock            26,000               -
  Advances from shareholder                          -               -
  Convertible note payable                           -               -
                                            ----------      ----------
    Net cash flows from financing activities    26,000               -
                                            ----------      ----------
      Net cash flows                             4,895            (981)
Cash and equivalents, beginning of period            -           5,141
                                            ----------      ----------
Cash and equivalents, end of period         $    4,895      $    4,160
                                            ==========      ==========

Supplemental cash flow disclosures:
  Cash paid for interest                    $        -      $        -
  Cash paid for income taxes                         -               -

The accompanying notes are an integral part of these statements
F-5

Kodiak International, Inc.
(An exploration stage enterprise)
Notes to Financial Statements
December 31, 2007

Note 1 - Organization and summary of significant accounting policies:
Following is a summary of the Company's organization and significant accounting policies:

Organization and nature of business -Kodiak International Inc., ("We," or "the Company") is a Nevada corporation incorporated on February 2, 2004. The Company is primarily engaged in the acquisition and exploration of mining properties.

The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. Upon the location of commercially mineable reserves, the Company plans to prepare for mineral extraction and enter the development stage.

Basis of presentation - Our accounting and reporting policies conform to U.S. generally accepted accounting principles applicable to development stage enterprises. Changes in classification of 2007 amounts have been made to conform to current presentations.

Use of estimates -The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents -For purposes of the statement of cash flows, we consider all cash in banks, money market funds, and certificates of deposit with a maturity of less than three months to be cash equivalents.

Property and Equipment - The Company values its investment in property and equipment at cost less accumulated depreciation. Depreciation is computed primarily by the straight line method over the estimated useful lives of the assets ranging from five to thirty-nine years.

Mineral Property Acquisition and Exploration Costs - The company expenses all costs related to the acquisition and exploration of mineral properties in which it has secured exploration rights prior to establishment of proven and probable reserves. To date, the Company has not established the commercial feasibility of any exploration prospects; therefore, all costs are being expensed.

Fair value of financial instruments and derivative financial instruments - We have adopted Statements of Financial Accounting Standards regarding Disclosure About Derivative Financial Instruments and Fair Value of Financial Instruments. The carrying amounts of cash, accounts payable, accrued expenses, and other current liabilities approximate fair value because of the short maturity of these items. These fair value estimates are subjective in nature and involve

Kodiak International, Inc.
(An exploration stage enterprise)
Notes to Financial Statements
December 31, 2007

uncertainties and matters of significant judgment, and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect these estimates. We do not hold or issue financial instruments for trading purposes, nor do we utilize derivative instruments in the management of foreign exchange, commodity price or interest rate market risks.

Federal income taxes - Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with Statements of Financial Accounting Standards regarding Accounting for Income Taxes, which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred taxes are provided for the estimated future tax effects attributable to temporary differences and carryforwards when realization is more likely than not.

Net income per share of common stock - We have adopted Statements of Financial Standards regarding Earnings per Share, which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic earnings per share of common stock is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period. We do not have a complex capital structure requiring the computation of diluted earnings per share.

Note 2 - Uncertainty, going concern:
At December 31, 2007, we were engaged in a business and had suffered losses from development stage activities to date. In addition, we have minimal operating funds. Although management is currently attempting to identify business opportunities and is seeking additional sources of equity or debt financing, there is no assurance these activities will be successful. Accordingly, we must rely on our officers to perform essential functions without compensation until a business operation can be commenced. No amounts have been recorded in the accompanying financial statements for the value of officers' services, as it is not considered material.

Kodiak International, Inc.
(An exploration stage enterprise)
Notes to Financial Statements
December 31, 2007

These factors raise substantial doubt about the ability of the Company to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 3 - Federal income tax:
We follow Statements of Financial Accounting Standards regarding Accounting for Income Taxes. Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carryforwards. No net provision for refundable Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carryforward has been recognized, as it is not deemed likely to be realized.

The provision for refundable Federal income tax consists of the following:

                                                              2007
Refundable Federal income tax attributable to:
   Current operations                                      $( 21,105)
Less, Nondeductible expenses                                       -
   -Less, Change in valuation allowance                       21,105
Net refundable amount                                              -

The cumulative tax effect at the expected rate of 15% of significant items comprising our net deferred tax amount is as follows:

                                                               2007
Deferred tax asset attributable to:

Net operating loss carryover                                 $ 3,166
   Less, Valuation allowance                                 ( 3,166)
Net deferred tax asset                                             -

At December 31, 2007, an unused net operating loss carryover approximating $21,105 is available to offset future taxable income; it expires beginning in 2025.

Note 4 - Cumulative sales of stock:
Since its inception, we have issued shares of common stock as follows:

On August 8, 2005, our Directors authorized the issuance of 2,000,000 founder shares at par value of $0.001. These shares are restricted under rule 144 of the Securities Exchange Commission.

On August 28, 2005, our Directors authorized the issuance of 2,000,000 shares of common stock at a price of $0.001 per share as fully paid and non-assessable to the subscriber. These shares are not restricted and are free trading.

Kodiak International, Inc.
(An exploration stage enterprise)
Notes to Financial Statements
December 31, 2007

On July 14, 2006, our Directors authorized the issuance of 1,100,000 shares of common stock at a price of $0.002 per share as fully paid and non-assessable to the subscriber. These shares are not restricted and are free trading.

Note 5 - Subsequent Effects

In September 2008, the Company purchased the Kodiak Lode Mining Claim for $7,500. The mining claim is in the Sunset Mining District in the extreme southern portion of the State of Nevada. The claim is on 20.66 acres and includes gold, silver, copper and lead.

Note 6 - New accounting pronouncements:

The following recent accounting pronouncements:

FASB Statements
   Number 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections
   Number 146, Accounting for Costs Associated with Exit or Disposal
Activities,
   Number 147, Acquisitions of Certain Financial Institutions - an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9,
   Number 148, Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123,
   Number 149, Amendment of Statement 133 on Derivative Investments and Hedging Activities,
   Number 150, Financial Instruments with Characteristics of Both Liabilities and Equity,
   Number 151, Inventory Costs - an amendment of ARB 43, Chapter 4 Number 152, Accounting for Real Estate Time-Sharing Transactions -
an amendment of FASB Statements No. 66 and 67
   Number 153, Exchanges of Nonmonetary Assets - an amendment of APB Opinion No. 29
   Number 154, Accounting for Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3 and FASB Interpretations
   Number 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others - and Interpretation of FASB Statements No. 5, 57, and 107 and rescission of FASB Interpretation No. 34
   Number 46(R), Consolidation of Variable Interest Entities - an Interpretation of ARB No. 51
   Number 47, Accounting for Conditional Asset Retirement Obligations

CERTIFIED PUBLIC ACCOUNTANT
3901 STONE WAY N., SUITE 202
SEATTLE, WA  98103
206.547.6050


REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors
 KODIAK INTERNATIONAL INC
Las Vegas, Nevada

We have audited the balance sheets of KODIAK INTERNATIONAL INC. a development stage company, as at DECEMBER 31, 2006, the statements of earnings and deficit, stockholders' deficiency and cash flows for the period from inception February 2, 2004 to DECEMBER 31, 2006. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of KODIAK INTERNATIONAL INC a development stage company, as of December 31, 2006 and the results of its operations and its cash flows for the period then ended in conformity with generally accepted accounting principles accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As discussed in Note 2, the company's significant operating losses, working capital deficiency and need for new capital raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/Thomas J. Harris
-------------------------------
Thomas J Harris, CPA
October 1, 2008

Kodiak International, Inc.
(An Exploration Stage Enterprise)
Balance Sheet

                                                          December 31,
                                                              2006
                                                          ------------
ASSETS
  Current Assets:
    Cash                                                    $   5,876
    Accounts receivable                                             -
    Inventory                                                       -
                                                            ---------
      Total current assets                                      5,876
                                                            ---------
  Fixed Assets:
    Furniture and Equipment                                         -
    Computer Equipment                                              -
    Leasehold Improvements                                          -
                                                            ---------
  Total Fixed Assets                                                -
    Less Accumulated Depreciation                                   -
                                                            ---------
      Net fixed assets                                              -
                                                            ---------
  Other Assets
    Deposits                                                        -
    Goodwill                                                        -
                                                            ---------
      Total other assets                                            -
                                                            ---------
                       Total Assets                         $   5,876
                                                            =========
LIABILITIES
  Current Liabilities:
    Accounts payable and accrued expenses                   $       -
    Advances from shareholder                                       -
                                                            ---------
      Total current liabilities                                     -
                                                            ---------
                       Total Liabilities                    $       -
STOCKHOLDERS' DEFICIT
  Common stock, $.001 par value, 75,000,000 authorized,
    5,100,000 shares issued and outstanding                $   5,100
  Capital in excess of par value                              20,900
  Deficit accumulated during the development stage           (20,124)
                                                           ---------
      Total stockholders' deficit                              5,876
                                                           ---------
                        Total Liabilities and
                          Stockholders' Deficit            $   5,876
                                                           =========

The accompanying notes are an integral part of these statements
F-2

Kodiak International, Inc.
(An Exploration Stage Enterprise)
Statements of Operations

                                           Cumulative,
                                           Inception,
                                           February 2,
                                          2004 through     Year Ended
                                           December 31,    December 31,
                                               2006            2006
                                          -------------    -----------

Sales                                       $        -      $        -
                                            ----------      ----------
Cost of Sales                                        -               -
                                            ----------      ----------
Net Sales                                            -               -

General and administrative expenses:
  Salaries                                           -               -
  Depreciation and Amortization                      -               -
  Legal and professional fees                   20,000          20,000
  Other general and administrative                 124              20
                                            ----------      ----------
    Total operating expenses                    20,124          20,020
                                            ----------      ----------
            (Loss) from operations             (20,124)        (20,020)
Other income (expense):
  Interest Income                                    -               -
  Interest (expense)                                 -               -
                                            ----------      ----------
            (Loss) before taxes                (20,124)        (20,020)
                                            ----------      ----------
Provision (credit) for taxes on income               -               -
                                            ----------      ----------
             Net (loss)                     $  (20,124)     $  (20,020)
                                            ==========      ==========
Basic earnings (loss) per common share                      $  (0.0040)
                                                            ==========
Weighted average number of shares outstanding                5,040,000
                                                            ==========

The accompanying notes are an integral part of these statements
F-3

Kodiak International, Inc.
(An Exploration Stage Enterprise)
Statements of Stockholders' Deficit

                                                                 Capital in
                                            Common Stock          Excess of
          ACTIVITY                       Shares       Amount      Par Value
                                       ----------   ----------   ----------
Inception, February 2, 2004 through
  December 31, 2005 (Unaudited):
Shares Issued                           4,740,000   $   4,740     $  14,060
Development state net (loss)                    -           -             -
                                       ----------   ---------     ---------
Balances, December 31, 2005             4,740,000   $   4,740     $  14,060
                                       ==========   =========     =========

Year Ended December 31, 2006
Shares Issued                             360,000   $     360     $   6,840
Development state net (loss)                    -           -             -
                                       ----------   ---------     ---------
Balances, December 31, 2006             5,100,000   $   5,100     $  20,900




Kodiak International, Inc.
(An Exploration Stage Enterprise)
(CONTINUED)      Statement of Stockholders' Deficit

                                         Deficit
                                        Accumulated
                                        During the
                                        Development
          ACTIVITY                         Stage              Total
                                        ------------        ----------

Inception, February 2, 2004 through
  December 31, 2005 (Unaudited):
Shares Issued                                   -            $  18,800
Development state net (loss)                 (104)                (104)
                                       ----------            ---------
Balances, December 31, 2005            $     (104)           $  18,696

Year Ended December 31, 2006
Shares Issued                                   -                7,200
Development state net (loss)              (20,020)             (20,020)
                                       ----------            ---------
Balances, December 31, 2006            $  (20,124)           $   5,876





The accompanying notes are an integral part of these statements
F-4

Kodiak International, Inc.
(An Exploration Stage Enterprise)
Statements of Cash Flows

                                           Cumulative,
                                           Inception,
                                           February 2,
                                          2004 through     Year Ended
                                           December 31,    December 31,
                                               2006            2006
                                          -------------    -----------
Cash flows from operating activities:
  Net (loss)                                $  (20,124)     $  (20,020)
Adjustments to reconcile net (loss) to
  Cash provided (used) by developmental
    stage activities:
      Depreciation and Amortization                  -               -
Change in current assets and liabilities:
  Inventory                                          -               -
  Deposits                                           -               -
  Accounts payable and accrued expenses              -               -
                                            ----------      ----------
    Net cash flows from operating activities   (20,124)        (20,020)
                                            ----------      ----------
Cash flows from investing activities:
  Purchase of fixed assets                           -               -
                                            ----------      ----------
    Net cash flows from investing activities         -               -
                                            ----------      ----------
Cash flows from financing activities:
  Proceeds from sale of common stock            26,000           7,200
  Advances from shareholder                          -               -
  Convertible note payable                           -               -
                                            ----------      ----------
    Net cash flows from financing activities    26,000           7,200
                                            ----------      ----------
      Net cash flows                             5,876         (12,820)

Cash and equivalents, beginning of period            -               -
                                            ----------      ----------
Cash and equivalents, end of period         $    5,876      $    5,876
                                            ==========      ==========

Supplemental cash flow disclosures:
  Cash paid for interest                    $        -      $        -
  Cash paid for income taxes                         -               -

The accompanying notes are an integral part of these statements
F-5

Kodiak International, Inc.
(An exploration stage enterprise)
Notes to Finance Statements
December 31, 2006

Note 1 - Organization and summary of significant accounting policies:
Following is a summary of the Company's organization and significant accounting policies:

Organization and nature of business -Kodiak International Inc., ("We," or "the Company") is a Nevada corporation incorporated on February 2, 2004. The Company is primarily engaged in the acquisition and exploration of mining properties.

The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. Upon the location of commercially mineable reserves, the Company plans to prepare for mineral extraction and enter the development stage.

Basis of presentation - Our accounting and reporting policies conform to U.S. generally accepted accounting principles applicable to development stage enterprises. Changes in classification of 2006 amounts have been made to conform to current presentations.

Use of estimates -The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents -For purposes of the statement of cash flows, we consider all cash in banks, money market funds, and certificates of deposit with a maturity of less than three months to be cash equivalents.

Property and Equipment - The Company values its investment in property and equipment at cost less accumulated depreciation. Depreciation is computed primarily by the straight line method over the estimated useful lives of the assets ranging from five to thirty-nine years.

Mineral Property Acquisition and Exploration Costs - The company expenses all costs related to the acquisition and exploration of mineral properties in which it has secured exploration rights prior to establishment of proven and probable reserves. To date, the Company has not established the commercial feasibility of any exploration prospects; therefore, all costs are being expensed.

Fair value of financial instruments and derivative financial instruments - We have adopted Statements of Financial Accounting Standards regarding Disclosure About Derivative Financial Instruments and Fair Value of Financial Instruments. The carrying amounts of cash, accounts payable, accrued expenses, and other current liabilities approximate fair value because of the short maturity of these items. These fair value estimates are subjective in nature and involve

Kodiak International, Inc.
(An exploration stage enterprise)
Notes to Finance Statements
December 31, 2006

uncertainties and matters of significant judgment, and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect these estimates. We do not hold or issue financial instruments for trading purposes, nor do we utilize derivative instruments in the management of foreign exchange, commodity price or interest rate market risks.

Federal income taxes - Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with Statements of Financial Accounting Standards regarding Accounting for Income Taxes, which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred taxes are provided for the estimated future tax effects attributable to temporary differences and carryforwards when realization is more likely than not.

Net income per share of common stock - We have adopted Statements of Financial Standards regarding Earnings per Share, which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic earnings per share of common stock is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period. We do not have a complex capital structure requiring the computation of diluted earnings per share.

Note 2 - Uncertainty, going concern:
At December 31, 2006, we were engaged in a business and had suffered losses from development stage activities to date. In addition, we have minimal operating funds. Although management is currently attempting to identify business opportunities and is seeking additional sources of equity or debt financing, there is no assurance these activities will be successful. Accordingly, we must rely on our officers to perform essential functions without compensation until a business operation can be commenced. No amounts have been recorded in the accompanying financial statements for the value of officers' services, as it is not considered material.

These factors raise substantial doubt about the ability of the Company to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Kodiak International, Inc.
(An exploration stage enterprise)
Notes to Finance Statements
December 31, 2006

Note 3 - Federal income tax:
We follow Statements of Financial Accounting Standards regarding Accounting for Income Taxes. Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carryforwards. No net provision for refundable Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carryforward has been recognized, as it is not deemed likely to be realized.

The provision for refundable Federal income tax consists of the following:

                                                            2006
Refundable Federal income tax attributable to:
   Current operations                                    $( 21,105)
Less, Nondeductible expenses                                     -
   -Less, Change in valuation allowance                     21,105
Net refundable amount                                            -

The cumulative tax effect at the expected rate of 15% of significant items comprising our net deferred tax amount is as follows:

                                                             2006
Deferred tax asset attributable to:
Net operating loss carryover                                $ 3,166
Less, Valuation allowance                                   ( 3,166)
 Net deferred tax asset                                           -

At December 31, 2006, an unused net operating loss carryover approximating $21,105 is available to offset future taxable income; it expires beginning in 2025.

Note 4 - Cumulative sales of stock:
Since its inception, we have issued shares of common stock as follows:

On August 8, 2006, our Directors authorized the issuance of 2,000,000 founder shares at par value of $0.001. These shares are restricted under rule 144 of the Securities Exchange Commission.

On August 28, 2006, our Directors authorized the issuance of 2,000,000 shares of common stock at a price of $0.001 per share as fully paid and non-assessable to the subscriber. These shares are not restricted and are free trading.

Kodiak International, Inc.
(An exploration stage enterprise)
Notes to Finance Statements
December 31, 2006

On July 14, 2006, our Directors authorized the issuance of 1,100,000 shares of common stock at a price of $0.002 per share as fully paid and non-assessable to the subscriber. These shares are not restricted and are free trading.

Note 5 - Subsequent Effects

In September 2008, the Company purchased the Kodiak Lode Mining Claim for $7,500. The mining claim is in the Sunset Mining District in the extreme southern portion of the State of Nevada. The claim is on 20.66 acres and includes gold, silver, copper and lead.

Note 6 - New accounting pronouncements:

The following recent accounting pronouncements:

FASB Statements
   Number 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections
   Number 146, Accounting for Costs Associated with Exit or Disposal
Activities,
   Number 147, Acquisitions of Certain Financial Institutions - an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9,
   Number 148, Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123,
   Number 149, Amendment of Statement 133 on Derivative Investments and Hedging Activities,
   Number 150, Financial Instruments with Characteristics of Both Liabilities and Equity,
   Number 151, Inventory Costs - an amendment of ARB 43, Chapter 4 Number 152, Accounting for Real Estate Time-Sharing Transactions -
an amendment of FASB Statements No. 66 and 67
   Number 153, Exchanges of Nonmonetary Assets - an amendment of APB Opinion No. 29
   Number 154, Accounting for Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3 and FASB Interpretations
   Number 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others - and Interpretation of FASB Statements No. 5, 57, and 107 and rescission of FASB Interpretation No. 34
   Number 46(R), Consolidation of Variable Interest Entities - an Interpretation of ARB No. 51
   Number 47, Accounting for Conditional Asset Retirement Obligations

Up to a Maximum of 4,300,000 Common Shares at $.10 per Common Share



Prospectus

Kodiak International, Inc.


November 4, 2008


YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, COMMON SHARES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED.

Until __________________2008, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS


Item 13.  Other Expenses of Issuance and Distribution
-----------------------------------------------------
The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities being registered. The registrant shall pay the expenses.

SEC Registration Fee . . . . . .  $    29.08
Printing and Engraving Expenses     1,500.00
Legal Fees and Expenses . . . .    25,000.00
Accounting Fees and Expenses. .     5,000.00
Miscellaneous . . . . . . . . .     2,500.00
                                  ----------
TOTAL . . . . . . . . . . . . .   $34,029.08
                                  ==========

Item 14.  Indemnification of Directors and Officers
---------------------------------------------------
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer as provided in the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15.  Recent Sales of Unregistered Securities
-------------------------------------------------
During the fourth quarter of 2005 and first quarter of 2006, Kodiak sold a total of 980,000 common shares at $.02 per common share to non-affiliates for cash.

In July 2006, Kodiak sold a total of 120,000 common shares at $.02 per common share to non-affiliates for cash.

On August 21, 2008, Kodiak sold a total of 1,500,000 shares of common stock at a price of $0.04 per share to six non-affiliates.

The above securities were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933 to sophisticated investors.


Item 16. Exhibits and Financial Statement Schedules
---------------------------------------------------

INDEX TO EXHIBITS

Exhibit Number and Identification of Exhibit

(3)     Articles of Incorporation, By-Laws
      (i)      Articles of Incorporation and amendment.
      (ii)     By-Laws.
      (iv)     Instruments defining common stock.
(5)     Consent and opinion of Jody M. Walker, Attorney At Law.
(10)    Material Contracts.
      (i)  Geological Evaluation Report dated September 24, 2008
      (ii)  Lease Agreement dated May 13, 2008
(11)    Statement of Computation of Per Share Earnings
         This Computation appears in the Financial Statements.
(23)   Consent of Certified Public Accountant.

Item 17. Undertakings
----------------------
   (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

        ii. Reflect in the prospectus any facts or events arising after the effective date of which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC in accordance with Rule 424(b) of this chapter, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        iii. Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchase, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchase and will be considered to offer or sell such securities to such purchaser:

           i. Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;
          ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
         iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
         iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

     (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  i. If the registrant is relying on Rule 430B (230.430B of this chapter):
   A.  Each prospectus filed by the registrant pursuant to Rule
424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

   B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

  ii. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dublin, Republic of Ireland, on November 4, 2008.

Kodiak International, Inc.

By: /s/Henry G. Bush
    ----------------
    Henry G. Bush, CEO

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:   /s/ Henry G. Bush
      -----------------------
      Henry G. Bush, CEO
         Director
     Principal Financial Officer,
      Controller and Director
      November 4, 2008